Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Atour Lifestyle Holdings Limited

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rules	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary share, par value US$0.0001 per share(1)(2)	Rule 456(b) and Rule 457(r)	34,500,000(3)	US$5.63	US$194,350,000 (4)	US$0.00014760	US$28,686.06
Fees Previously Paid	–	–	–	–	–	–		–
Carry Forward Securities
Carry Forward Securities	–	–	–	–		–			–	–	–	–
	Total Offering Amounts							US$28,686.06
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							US$28,686.06

(1)	Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.
(2)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-257343). Each American depositary share represents three Class A ordinary shares.
(3)	Includes 30,000,000 Class A ordinary shares being offered and up to 4,500,000 Class A ordinary shares the underwriters have an option to purchase. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.
(4)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.